Exhibit 99.1

WisdomTree Announces Fourth Quarter 2025 Results

Record AUM of $144.5 Billion

Diluted Earnings Per Share of $0.28 ($0.29, as Adjusted)

320 bps of Annual Operating Margin Expansion vs. the Prior Year

New York, NY – (Business Wire) – January 30, 2026 – WisdomTree, Inc. (NYSE: WT), a global financial innovator, today reported financial results for the fourth quarter of 2025.

$40.0 million of net income ($41.2(1) million of net income, as adjusted). See “Non-GAAP” Financial Measurements” for additional information.

$144.5 billion of ending AUM, an increase of 5.3% from the prior quarter arising from market appreciation and AUM related to our acquisition of Ceres Partners, LLC (the “Ceres Acquisition”), partly offset by net outflows.

($0.3) billion of net outflows, primarily driven by outflows from our fixed income products and partly offset by inflows into our international developed equity products.

0.35% average advisory fee, unchanged from the prior quarter.

0.42% adjusted revenue yield(2), a 4 basis point increase from the prior quarter due to revenues arising from the Ceres Acquisition.

$147.4 million of operating revenues, an increase of 17.4% from the prior quarter due to revenues arising from the Ceres Acquisition, higher average AUM and higher other revenues attributable to our European listed exchange-traded products (“ETPs”).

83.2% gross margin(1), a 1 point increase from the prior quarter primarily due to an increase in revenues arising from the Ceres Acquisition.

40.5% operating income margin (41.7%(1) as adjusted), a 4.2 point increase (3.4 point increase, as adjusted) from the prior quarter primarily due to an increase in revenues arising from the Ceres Acquisition.

$0.03 quarterly dividend declared, payable on February 25, 2026 to stockholders of record as of the close of business on February 11, 2026.

1

Update from Jarrett Lilien, WisdomTree COO and President

“We closed 2025 with strong momentum, delivering $8.5 billion in net inflows, approximately 8% organic growth, and meaningful margin expansion. Model portfolios and SMAs continue to be a major growth engine, with model AUA surpassing $6 billion as adoption deepens across our client base. Combined with continued strength in ETFs and early traction in digital assets and private markets, we enter 2026 well positioned for sustained growth.”

Update from Jonathan Steinberg, WisdomTree CEO

“WisdomTree is operating from a position of strength, with a diversified and scalable platform delivering growth across asset classes, geographies and channels. What were once emerging initiatives, including models, tokenized assets and private markets, are now real businesses contributing to momentum today while still early in their growth. With disciplined execution and improving guidance, we enter 2026 with conviction in the durability of our strategy and its long-term compounding potential.”

2

OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024
Consolidated Operating Highlights ($ in billions):
AUM—end of period	$144.5	$137.2	$126.1	$115.8	$109.8
Net (outflows)/inflows	$(0.3)	$2.2	$3.5	$3.1	$(0.3)
Average AUM	$140.7	$130.8	$119.2	$114.6	$112.3
Average advisory fee	0.35%	0.35%	0.35%	0.35%	0.36%
Adjusted revenue yield(2)	0.42%	0.38%	0.38%	0.38%	0.39%

Consolidated Financial Highlights ($ in millions, except per share amounts):
Operating revenues	$147.4	$125.6	$112.6	$108.1	$110.7
Net income	$40.0	$19.7	$24.8	$24.6	$27.3
Diluted earnings per share	$0.28	$0.13	$0.17	$0.17	$0.18
Operating income margin	40.5%	36.3%	30.8%	31.6%	31.7%

As Adjusted (Non-GAAP(1)):
Operating revenues, as adjusted	$147.4	$125.6	$112.6	$108.1	$110.5
Gross margin	83.2%	82.2%	81.1%	80.8%	79.3%
Net income, as adjusted	$41.2	$34.5	$25.9	$23.0	$25.3
Diluted earnings per share, as adjusted	$0.29	$0.23	$0.18	$0.16	$0.17
Operating income margin, as adjusted	41.7%	38.3%	32.5%	31.6%	31.7%

RECENT BUSINESS DEVELOPMENTS

Company News

•    In November 2025,

o     We made a strategic minority investment in AlphaBeta ETF Ltd to accelerate AI-driven ETF innovation;

o     WisdomTree was honored as ETF Issuer of the Year and WisdomTree Prime® was named Best Crypto Wallet at the 2025 Benzinga Fintech Day Awards; and

o     WisdomTree Europe Defence UCITS ETF (WDEF) won Best Thematic ETF and ETF Launch of the Year at the 2025 ETF Stream Awards.

•    In December 2025, WisdomTree was recognized as a 2025 Best Places to Work in Money Management by Pensions & Investments for the sixth consecutive year. The firm placed first in the large-employer category for managers with 100–499 employees.

•    In January 2026,

o     WisdomTree expanded its tokenization ecosystem to Solana, increasing access to Real World Assets (RWA); and

o     WisdomTree won Best Thematic ETF in the inaugural Citywire ETF Awards, as judged by Citywire’s European professional investors readership.

Product News

•    In November 2025, we registered the WisdomTree Quantum Computing UCITS ETF (WQTM) and the WisdomTree Uranium and Nuclear Energy UCITS ETF (NCLR) for sale in Norway.

•    From November 2025 through January 2026, we launched the following products:

o     WisdomTree Quantum Computing Fund (WQTM) on the Chicago Board Options Exchange (CBOE);

o     WisdomTree Equity Premium Income Digital Fund (Token: EPXC), available to both retail and institutional investors via the WisdomTree Prime® and WisdomTree Connect™ platforms;

o     WisdomTree Efficient TIPS Plus Gold Fund (GDT) and WisdomTree Efficient Long/Short U.S. Equity Fund (WTLS) on the Chicago Board Options Exchange (CBOE);

o     WisdomTree Global Value UCITS ETF (WTVG), WisdomTree US Value UCITS ETF (WTVU) and WisdomTree Europe Value UCITS ETF (WTVE) on the London Stock Exchange, Börse Xetra and Borsa Italiana; and

o     WisdomTree Physical Lido Staked Ether ETP, the world’s first Physical Lido Staked Ether ETP (LIST), on Börse Xetra, SIX Swiss Exchange and Euronext exchanges in Amsterdam and Paris.

•    In January 2026, we cross-listed the WisdomTree Global Ex-USA Quality Dividend Growth UCITS ETF (XUSA) on SIX Swiss Exchange.

3

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended						Years Ended
	Dec. 31, 2025	Sept. 30, 2025		June 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Dec. 31, 2025	Dec. 31, 2024
Operating Revenues:
Advisory fees	$122,712	$114,485		$103,241	$99,549	$102,264	$439,987	$395,362
Management fees	4,908	—		—	—	—	4,908	—
Performance fees	7,105	—		—	—	—	7,105	—
Other revenues	12,709	11,131		9,380	8,533	8,433	41,753	32,375
Total revenues	147,434	125,616		112,621	108,082	110,697	493,753	427,737
Operating Expenses:
Compensation and benefits	37,273	33,791		32,827	33,788	30,032	137,679	121,281
Fund management and administration	24,830	22,353		21,252	20,714	22,858	89,149	83,963
Marketing and advertising	5,613	4,788		5,330	4,813	6,117	20,544	20,532
Sales and business development	4,045	3,943		4,232	4,137	4,101	16,357	14,817
Professional fees	3,596	3,505		3,177	2,782	4,559	13,060	21,098
Occupancy, communications and equipment	1,892	1,601		1,559	1,482	1,423	6,534	5,344
Depreciation and amortization	2,043	615		580	540	504	3,778	1,752
Third-party distribution fees	4,772	3,977		4,083	3,112	3,161	15,944	11,138
Acquisition-related costs	317	2,409		1,967	—	—	4,693	—
Other	3,306	2,980		2,982	2,552	2,902	11,820	10,519
Total operating expenses	87,687	79,962		77,989	73,920	75,657	319,558	290,444
Operating income	59,747	45,654		34,632	34,162	35,040	174,195	137,293
Other Income/(Expenses):
Interest expense	(11,023)	(8,466)		(5,490)	(5,441)	(5,616)	(30,420)	(18,911)
Interest income	2,965	4,015		2,090	1,897	2,147	10,967	6,778
Loss on extinguishment of convertible notes	(833)	(13,011)		—	—	—	(13,844)	(30,632)
Remeasurement of contingent consideration	(710)	—		—	—	—	(710)	—
Other gains and losses, net	317	1,325		638	(250)	2,627	2,030	874
Income before income taxes	50,463	29,517		31,870	30,368	34,198	142,218	95,402
Income tax expense	10,437	9,816		7,093	5,739	6,890	33,085	28,709
Net income	40,026	19,701		$24,777	$24,629	$27,308	$109,133	$66,693
Earnings per share—basic	$0.29	$0.14	(3)	$0.17	$0.17	$0.19	$0.77 (3)	$0.34	(3)
Earnings per share—diluted	$0.28	$0.13	(3)	$0.17	$0.17	$0.18	$0.75 (3)	$0.33	(3)
Weighted average common shares—basic	136,340	139,584		143,076	142,580	141,275	140,376	144,630
Weighted average common shares—diluted	143,314	150,675		146,640	146,545	147,612	144,939	158,844

As Adjusted (Non-GAAP(1))
Total revenues	$147,434	$125,616		$112,621	$108,082	$110,505
Total operating expenses	$85,936	$77,553		$76,022	$73,920	$75,465
Operating income	$61,498	$48,063		$36,599	$34,162	$35,040
Income before income taxes	$53,840	$45,318		$33,798	$30,947	$33,033
Income tax expense	$12,605	$10,842		$7,935	$7,933	$7,753
Net income	$41,235	$34,476		$25,863	$23,014	$25,280
Earnings per share—diluted	$0.29	$0.23		$0.18	$0.16	$0.17
Weighted average common shares—diluted	143,314	150,675		146,640	146,545	147,612

4

QUARTERLY HIGHLIGHTS

Operating Revenues

•	Operating revenues increased 17.4% and 33.2% from the third quarter of 2025 and fourth quarter of 2024, respectively, due to revenues arising from the Ceres Acquisition, higher average AUM and higher other revenues attributable to our European listed ETPs. The increase from the fourth quarter of 2024 was partly offset by a lower average advisory fee.
•	Our average advisory fee was 0.35% during the third and fourth quarters of 2025 and 0.36% during the fourth quarter of 2024.

Operating Expenses

•	Operating expenses increased 9.7% from the third quarter of 2025 primarily due to compensation expense arising from the Ceres Acquisition, fund management and administration expenses, and amortization of intangible assets arising from the Ceres Acquisition. These increases were partly offset by lower acquisition-related costs.
•	Operating expenses increased 15.9% from the fourth quarter of 2024 primarily due to compensation expense arising from the Ceres Acquisition and higher headcount, fund management and administration expenses, third-party distribution fees and amortization of intangible assets arising from the Ceres Acquisition. These increases were partly offset by lower professional fees and marketing expenses.

Other Income/(Expenses)

•	Interest expense increased 30.2% and 96.3% from the third quarter of 2025 and the fourth quarter of 2024, respectively, due to a higher level of debt outstanding, partly offset by a lower average interest rate.
•	Interest income decreased 26.2% and increased 38.1% from the third quarter of 2025 and the fourth quarter of 2024, respectively, due to fluctuations in the level of interest-earning assets.
•	Other gains and losses, net, was a gain of $0.3 million for the fourth quarter of 2025. This included net gains of $0.1 million on our investments. Gains and losses also generally arise from the sale of gold and cryptocurrency earned from advisory fees paid by our physically-backed gold and crypto ETPs, foreign exchange fluctuations and miscellaneous items.

Income Taxes

•	Our effective income tax rate for the fourth quarter of 2025 was 20.7%, resulting in income tax expense of $10.4 million. The effective tax rate differs from the federal statutory rate of 21.0% primarily due to a reduction in the valuation allowance on capital losses and a lower tax rate on foreign earnings. These items were partly offset by state and local income taxes.
•	Our adjusted effective income tax rate for the fourth quarter of 2025 was 23.4%(1).

ANNUAL HIGHLIGHTS

•	Operating revenues increased 15.4% as compared to 2024 due to revenues arising from the Ceres Acquisition, higher average AUM and higher other revenues attributable to our European listed ETPs, partly offset by a lower average advisory fee. Other income for the prior year also included $4.3 million of other revenues related to legal and other related expenses incurred in connection with a settlement with the U.S. Securities and Exchange Commission (the “SEC”) regarding certain statements about the ESG screening process for three ETFs advised by WisdomTree Asset Management, Inc. (the “SEC ESG Settlement”) that were covered by insurance.
•	Operating expenses increased 10.0% as compared to 2024 primarily due to compensation expense arising from the Ceres Acquisition and higher headcount, fund management and administration expenses, acquisition-related costs, third-party distribution fees, occupancy costs and sales and business development expenses. These increases were partly offset by lower professional fees, as the prior year included $5.0 million of expenses incurred in response to an activist campaign and $4.3 million of other revenues related to legal and other related expenses incurred in connection with the SEC ESG Settlement that were covered by insurance.
•	Significant items reported in other income/(expense) in 2025 include: an increase in interest expense of 60.9% due to a higher level of debt outstanding, partly offset by a lower average interest rate; a loss on extinguishment of convertible notes of $13.8 million arising from the repurchase of $25.8 million aggregate principal amount of our 5.75% convertible senior notes due 2028; an increase in interest income of 61.8% due to an increase in our interest-earning assets; net gains on our financial instruments owned of $1.9 million and $1.2 million of foreign currency remeasurement losses on U.S. dollars held by foreign subsidiaries. Gains and losses also generally arise from the sale of gold earned on advisory fees paid by our physically-backed gold ETPs, other foreign exchange fluctuations and miscellaneous items.
•	Our effective income tax rate for 2025 was 23.3%, resulting in an income tax expense of $33.1 million. Our tax rate differs from the federal statutory rate of 21.0% primarily due to a non-deductible loss on extinguishment of convertible notes and state and local income taxes. These items were partly offset by a reduction in the valuation allowance on capital losses and a lower tax rate on foreign earnings.

5

CONFERENCE CALL DIAL-IN AND WEBCAST DETAILS

WisdomTree will discuss its results and operational highlights during a live webcast on Friday, January 30, 2026 at 11:00 a.m. ET, which, together with all earnings materials, can be accessed via WisdomTree’s investor relations website at https://ir.wisdomtree.com. A replay of the webcast will be available shortly after the call.

Participants also can dial in using the following numbers: (877) 407-9210 or (201) 689-8049. Click here to access the participant international toll-free access numbers.

To avoid delays, we encourage participants to log in or dial into the conference call 10 minutes ahead of the scheduled start time.

About WisdomTree

WisdomTree is a global financial innovator, offering a diverse suite of exchange-traded products (ETPs), models and solutions, private market investments and digital asset-related products. Our offerings empower investors to shape their financial future and equip financial professionals to grow their businesses. Leveraging the latest financial infrastructure, we create products that emphasize access, transparency and provide an enhanced user experience. Building on our heritage of innovation, we offer next-generation digital products and services related to tokenized real world assets and stablecoins, as well as our institutional platform, WisdomTree Connect™ and blockchain-native digital wallet, WisdomTree Prime®*, and have expanded into private markets through the acquisition of Ceres Partners’ U.S. farmland platform.

* The WisdomTree Connect institutional platform and WisdomTree Prime digital wallet and digital asset services are made available through WisdomTree Digital Movement, Inc., a federally registered money services business, state-licensed money transmitter and financial technology company (NMLS ID: 2372500) or WisdomTree Digital Trust Company, LLC, in select U.S. jurisdictions and may be limited where prohibited by law. WisdomTree Digital Trust Company, LLC is chartered as a limited purpose trust company by the New York State Department of Financial Services to engage in virtual currency business. Visit https://wisdomtreeconnect.com, https://www.wisdomtreeprime.com or the WisdomTree Prime mobile app for more information.

WisdomTree currently has approximately $159.0 billion in assets under management globally, inclusive of assets under management related to our recently completed acquisition of Ceres Partners, LLC.

For more information about WisdomTree, WisdomTree Connect and WisdomTree Prime, visit: https://www.wisdomtree.com.

Please visit us on X at @WisdomTreeNews.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

PRODUCTS AND SERVICES AVAILABLE VIA WISDOMTREE CONNECT AND WISDOMTREE PRIME:

NOT FDIC INSURED | NO BANK GUARANTEE | NOT A BANK DEPOSIT | MAY LOSE VALUE | NOT SIPC PROTECTED | NOT INSURED BY ANY GOVERNMENT AGENCY

The products and services available through WisdomTree Connect and the WisdomTree Prime app are not endorsed, indemnified or guaranteed by any regulatory agency.

(1)	See “Non-GAAP Financial Measurements.”
(2)	Adjusted revenue yield is computed by dividing our annualized adjusted operating revenues as reported in the GAAP to Non-GAAP Reconciliation herein by our average AUM during the period.
(3)	Earnings per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method. In addition, the three months ended September 30, 2025 includes $718 of stock repurchase excise taxes, which is excluded from net income, but is required to be added to net income to arrive at income available to common stockholders in the calculation of EPS. This item is excluded from our EPS when computed on a non-GAAP basis.
Contact Information:
Investor Relations	Media Relations
Jeremy Campbell	Jessica Zaloom
+1.917.267.3859	+1.917.267.3735
jeremy.campbell@wisdomtree.com	jzaloom@wisdomtree.com

6

WISDOMTREE, INC. AND SUBSIDIARIES

KEY OPERATING STATISTICS

(Unaudited)

	Three Months Ended
	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024
GLOBAL PRODUCTS ($ in millions)
Beginning of period assets	$137,175	$126,070	$115,787	$109,779		$112,577
Add: Digital Assets—Jan. 1, 2025	—	—	—	32		—
Add: Assets acquired—Ceres Acquisition	1,812	—	—	—		—
(Outflows)/inflows	(283)	2,240	3,529	3,052		(281)
Market appreciation/(depreciation)	5,820	8,865	6,754	2,924		(2,517)
End of period assets	$144,524	$137,175	$126,070	$115,787		$109,779
Average assets during the period	$140,685	$130,760	$119,185	$114,622		$112,349
Average ETP advisory fee during the period	0.35%	0.35%	0.35%	0.35%		0.36%
Total revenue yield	0.42%	0.38%	0.38%	0.38%		0.39%
Revenue days	92	92	91	90		92
Number of products—end of the period	406	397	383	375 (1)		353

ETPs AND TOKENIZED PRODUCTS
U.S. LISTED ETFs ($ in millions)
Beginning of period assets	$88,293	$85,179	$80,531	$79,095		$81,267
(Outflows)/inflows	(1,108)	(445)	1,110	1,847		(40)
Market appreciation/(depreciation)	1,336	3,559	3,538	(411)		(2,132)
End of period assets	$88,521	$88,293	$85,179	$80,531		$79,095
Average assets during the period	$88,074	$87,205	$81,525	$81,127		$80,661
Number of ETFs—end of the period	86	84	81	78		78

EUROPEAN LISTED ETPs ($ in millions)
Beginning of period assets	$48,290	$40,541	$35,124	$30,684		$31,310
Inflows/(outflows)	609	2,447	2,201	1,104		(241)
Market appreciation/(depreciation)	4,446	5,302	3,216	3,336		(385)
End of period assets	$53,345	$48,290	$40,541	$35,124		$30,684
Average assets during the period	$50,102	$42,853	$37,439	$33,415		$31,688
Number of ETPs—end of the period	300	295	285	280		275

DIGITAL ASSETS ($ in millions)
Beginning of period assets	$592	$350	$132	$—		$—
Add: Digital Assets—Jan. 1, 2025	—	—	—	32		—
Inflows	179	238	218	101		—
Market (depreciation)/appreciation	(2)	4	—	(1)		—
End of period assets	$769	$592	$350	$132	$
Average assets during the period	$694	$702	$221	$80	$
Number of products—end of the period	19	18	17	17 (1)		—

PRIVATE ASSETS ($ in millions)
Beginning of period assets	$—	$—	$—	$—		$—
Add: Assets acquired—Ceres Acquisition	1,812	—	—	—		—
Inflows	37	—	—	—		—
Market appreciation	40	—	—	—		—
End of period assets	$1,889	$—	$—	$—		$—
Average assets during the period	$1,815	$—	$—	$—		$—
Number of products—end of the period	1	—	—	—		—

ETPs AND TOKENIZED PRODUCT CATEGORIES ($ in millions)
U.S. Equity
Beginning of period assets	$40,977	$38,617	$35,628	$35,414		$34,643
Add: Digital Assets—Jan. 1, 2025	—	—	—	9		—
Inflows	191	32	1,284	962		1,100
Market appreciation/(depreciation)	260	2,328	1,705	(757)		(329)
End of period assets	$41,428	$40,977	$38,617	$35,628		$35,414
Average assets during the period	$41,163	$40,024	$36,080	$36,281		$35,714

7

	Three Months Ended
	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024
Commodity & Currency
Beginning of period assets	$31,705	$26,696	$25,487	$21,906	$23,034
Add: Digital Assets—Jan. 1, 2025	—	—	—	1	—
Inflows/(outflows)	177	1,096	(110)	(159)	(441)
Market appreciation/(depreciation)	5,098	3,913	1,319	3,739	(687)
End of period assets	$36,980	$31,705	$26,696	$25,487	$21,906
Average assets during the period	$33,824	$28,162	$25,888	$23,993	$22,989

International Developed Market Equity
Beginning of period assets	$23,893	$21,725	$18,178	$17,602	$18,075
Inflows	1,146	477	1,649	474	63
Market appreciation/(depreciation)	577	1,691	1,898	102	(536)
End of period assets	$25,616	$23,893	$21,725	$18,178	$17,602
Average assets during the period	$24,708	$22,481	$19,577	$18,275	$17,716

Fixed Income
Beginning of period assets	$22,509	$22,543	$22,230	$20,043	$20,767
Add: Digital Assets—Jan. 1, 2025	—	—	—	21	—
(Outflows)/inflows	(1,355)	(58)	148	2,093	(387)
Market (depreciation)/appreciation	(80)	24	165	73	(337)
End of period assets	$21,074	$22,509	$22,543	$22,230	$20,043
Average assets during the period	$21,422	$23,128	$22,526	$21,464	$20,398

Emerging Market Equity
Beginning of period assets	$10,855	$10,957	$9,985	$10,468	$12,452
(Outflows)/inflows	(508)	(250)	28	(445)	(908)
Market appreciation/(depreciation)	296	148	944	(38)	(1,076)
End of period assets	$10,643	$10,855	$10,957	$9,985	$10,468
Average assets during the period	$10,839	$10,874	$10,295	$10,072	$11,407

Leveraged & Inverse
Beginning of period assets	$2,913	$2,631	$2,133	$1,924	$2,082
(Outflows)/inflows	(15)	(52)	141	116	(69)
Market appreciation/(depreciation)	377	334	357	93	(89)
End of period assets	$3,275	$2,913	$2,631	$2,133	$1,924
Average assets during the period	$3,097	$2,750	$2,354	$2,083	$2,032

Cryptocurrency
Beginning of period assets	$3,168	$2,087	$1,553	$1,912	$1,054
Add: Digital Assets—Jan. 1, 2025	—	—	—	1	—
(Outflows)/inflows	(117)	764	198	(89)	315
Market (depreciation)/appreciation	(809)	317	336	(271)	543
End of period assets	$2,242	$3,168	$2,087	$1,553	$1,912
Average assets during the period	$2,550	$2,412	$1,800	$1,900	$1,599

Alternatives
Beginning of period assets	$1,155	$814	$593	$510	$470
Inflows	161	231	191	100	46
Market appreciation/(depreciation)	61	110	30	(17)	(6)
End of period assets	$1,377	$1,155	$814	$593	$510
Average assets during the period	$1,267	$929	$665	$554	$494

Headcount	360	338	321	315	313

(1) Includes 17 digital assets products, which were launched prior to January 1, 2025.

Note: Previously issued statistics may be restated due to fund closures and trade adjustments.

Source: WisdomTree

8

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Dec. 31, 2025	Dec. 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$311,732	$181,191
Financial instruments owned, at fair value	107,117	85,439
Accounts receivable	64,452	44,866
Prepaid expenses	7,338	5,340
Other current assets	1,723	1,542
Total current assets	492,362	318,378
Fixed assets, net	431	336
Deferred tax assets, net	9,803	11,656
Investments	29,075	8,922
Right of use assets—operating leases	2,764	880
Goodwill	228,624	86,841
Intangible assets, net	748,957	605,896
Other noncurrent assets	925	631
Total assets	$1,512,941	$1,033,540
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Convertible notes—current	$149,604	$—
Compensation and benefits payable	52,435	39,701
Fund management and administration payable	29,448	31,135
Payable to Gold Bullion Holdings (Jersey) Limited (“GBH”)	13,940	14,804
Operating lease liabilities	1,614	709
Income taxes payable	2,295	724
Accounts payable and other liabilities	32,720	22,124
Total current liabilities	282,056	109,197
Convertible notes—long term	804,203	512,033
Contingent consideration	11,844	—
Operating lease liabilities—long term	1,166	171
Payable to GBH	—	12,159
Total liabilities	1,099,269	633,560
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 400,000 shares authorized:
Issued and outstanding: 140,713 and 146,102 at December 31, 2025 and December 31, 2024, respectively	1,407	1,461
Additional paid-in capital	189,244	270,303
Accumulated other comprehensive gain/(loss)	2,227	(1,607)
Retained earnings	220,794	129,823
Total stockholders’ equity	413,672	399,980
Total liabilities and stockholders’ equity	$1,512,941	$1,033,540

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WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Years Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$109,133	$66,693
Adjustments to reconcile net income to net cash provided by operating activities:
Advisory and license fees paid in gold, other precious metals and cryptocurrency	(73,540)	(53,452)
Stock-based compensation	21,619	20,691
Loss on extinguishment of convertible notes	13,844	30,632
Depreciation and amortization	3,778	1,752
Amortization of issuance costs—convertible notes	3,297	1,893
Gains on financial instruments owned, at fair value	(1,904)	(4,851)
Imputed interest on payable to GBH	1,781	2,635
Amortization of right of use asset	1,527	1,304
Deferred income taxes	981	(398)
Increase in fair value of contingent consideration	710	—
Net (gains)/losses on investments	(50)	1,135
Changes in operating assets and liabilities:
Accounts receivable	(2,282)	(9,036)
Prepaid expenses	(1,872)	(107)
Gold and other precious metals	70,624	52,640
Other assets	(537)	(247)
Fund management and administration payable	(2,382)	1,290
Compensation and benefits payable	7,936	1,937
Income taxes payable	1,647	(3,126)
Operating lease liabilities	(1,509)	(1,320)
Accounts payable and other liabilities	(4,855)	3,396
Net cash provided by operating activities	147,946	113,461
Cash flows from investing activities:
Cash paid—Ceres acquisition, net of cash acquired	(270,346)	—
Purchase of financial instruments owned, at fair value	(32,028)	(69,439)
Purchase of investments	(20,053)	(674)
Cash paid—software development	(2,968)	(2,336)
Purchase of fixed assets	(215)	(141)
Proceeds from the sale of financial instruments owned, at fair value	12,577	48,126
Proceeds from the exit from investment in Securrency, Inc.	—	565
Proceeds from held-to-maturity securities maturing or called prior to maturity	—	24
Net cash used in investing activities	(313,033)	(23,875)
Cash flows from financing activities:
Common stock repurchased	(102,732)	(62,870)
Repurchase and maturity of convertible notes	(39,304)	(132,713)
Dividends paid	(17,308)	(19,002)
Cash paid to GBH	(14,804)	(14,804)
Issuance costs—convertible notes	(11,064)	(7,667)
Repurchase of Series A Non-Voting Convertible Preferred Stock	—	(143,812)
Proceeds from the issuance of convertible notes	475,000	345,000
Repurchase costs—Series A Non-Voting Convertible Preferred Stock	—	(132)
Net cash provided by/(used in) financing activities	289,788	(36,000)
Increase/(decrease) in cash flow due to changes in foreign exchange rate	5,840	(1,700)
Net increase in cash, cash equivalents and restricted cash	130,541	51,886
Cash, cash equivalents and restricted cash—beginning of year	181,191	129,305
Cash, cash equivalents and restricted cash—end of period	$311,732	$181,191
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$30,340	$32,218
Cash paid for interest	$17,636	$12,350

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NON-GAAP FINANCIAL MEASUREMENTS

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are they superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this press release include:

Adjusted Revenues, Operating Income, Operating Expenses, Income Before Income Taxes, Income Tax Expense, Net Income and Diluted Earnings per Share

We disclose adjusted revenues, operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measurements provides investors with a consistent way to analyze our performance. These non-GAAP financial measurements exclude the following:

Gains or losses on financial instruments owned: We account for our financial instruments owned as trading securities, which requires these instruments to be measured at fair value with gains and losses reported in net income. We exclude these items when calculating our non-GAAP financial measurements as the gains and losses introduce earnings volatility and are not core to our operating business.

Foreign currency remeasurement gains and losses on U.S. dollars held by foreign subsidiaries: GAAP requires account balances to be remeasured into an entity’s functional currency, with resulting gains and losses reported in net income. Foreign subsidiaries holding U.S. dollars remeasure these balances into their functional currencies and recognize the gains and losses. Beginning in the second quarter of 2025, we began excluding remeasurement effects from our non-GAAP financial measures, as they introduce earnings volatility, are not core to our operations and arise from balances denominated in our reporting currency.

Tax windfalls and shortfalls upon vesting of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised, as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce earnings volatility and are not core to our operating business.

Amortization of intangible assets and remeasurement of contingent consideration arising from our acquisition of Ceres Partners, LLC: On October 1, 2025, we completed the Ceres Acquisition for aggregate consideration consisting of (i) $275 million in cash payable at closing, subject to customary post-closing adjustments and (ii) contingent consideration of up to $225 million, payable in 2030, contingent upon Ceres Partners, LLC achieving a compound annual growth rate (“CAGR”) in revenues of 12% to 22% during the measurement period of January 1, 2025 through December 31, 2029. GAAP requires contingent consideration to be re-measured each reporting period with changes in fair value reported in net income. In addition, a portion of the consideration totaling $143.5 million was allocated to intangible assets, which is amortized over 25 years. We exclude changes in fair value of contingent consideration and amortization of intangible assets arising from the Ceres Acquisition when calculating our non-GAAP financial measurements as these items are not core to our operating business.

Other items: Changes in deferred tax asset valuation allowance, loss on extinguishment of convertible notes, acquisition-related costs, imputed interest on our payable to Gold Bullion Holdings (Jersey) Limited (“GBH”) and gains and losses recognized on our investments are excluded when calculating our non-GAAP financial measurements. We also offset revenues and related expenses pertaining to legal and other related expenses covered by insurance as the gross presentation required under GAAP serves to overstate our revenues and expenses in the ordinary course of business.

Adjusted Effective Income Tax Rate

We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

Gross Margin and Gross Margin Percentage

We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total adjusted operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total adjusted operating revenues.

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GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
Adjusted Net Income and Diluted Earnings per Share:	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024

Net income, as reported	$40,026	$19,701	$24,777	$24,629	$27,308
(Deduct)/add back: (Decrease)/increase in deferred tax asset valuation allowance on capital losses	(1,237)	(24)	(459)	30	(428)
Add back: Amortization of intangible assets arising from the Ceres Acquisition, net of income taxes	1,086	—	—	—	—
Add back: Increase in fair value of contingent consideration, net of income taxes	538	—	—	—	—
Add back: Loss on extinguishment of convertible notes, net of income taxes	505	12,763	—	—	(718)
Add back: Imputed interest on payable to GBH, net of income taxes	285	364	354	344	451
Add back: Acquisition-related costs, net of income taxes	240	1,824	1,489	—	—
(Deduct)/add back: Foreign currency remeasurement (gains)/losses on U.S. dollar balances, net of income taxes	(141)	—	1,136	—	—
(Deduct)/add back: (Gains)/losses recognized on investments, net of income taxes	(75)	734	(458)	(239)	389
Add back/(deduct): Losses/(gains) on financial instruments owned, net of income taxes	8	(810)	(972)	333	(1,722)
Deduct: Tax windfalls upon vesting of stock-based compensation awards	—	(76)	(4)	(2,083)	—
Adjusted net income	$41,235	$34,476	$25,863	$23,014	$25,280
Weighted average common shares—diluted	143,314	150,675	146,640	146,545	147,612
Adjusted earnings per share—diluted	$0.29	$0.23	$0.18	$0.16	$0.17

	Three Months Ended
Gross Margin and Gross Margin Percentage:	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024

Operating revenues	$147,434	$125,616	$112,621	$108,082	$110,697
Deduct: Legal and other related expenses covered by insurance	—	—	—	—	(192)
Operating revenues, as adjusted	$147,434	$125,616	$112,621	$108,082	$110,505
Deduct: Fund management and administration	(24,830)	(22,353)	(21,252)	(20,714)	(22,858)
Gross margin	$122,604	$103,263	$91,369	$87,368	$87,647
Gross margin percentage	83.2%	82.2%	81.1%	80.8%	79.3%

	Three Months Ended
Adjusted Operating Revenues, Operating Income and Adjusted Operating Income Margin:	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024

Operating revenues	$147,434	$125,616	$112,621	$108,082	$110,697
Deduct: Legal and other related expenses covered by insurance		—	—	—	(192)
Operating revenues, as adjusted	$147,434	$125,616	$112,621	$108,082	$110,505
Operating income	59,747	$45,654	$34,632	$34,162	$35,040
Add back: Amortization of intangible assets arising from the Ceres acquisition	1,434	—	—	—	—
Add back: Acquisition-related costs	317	2,409	1,967	—	—
Adjusted operating income	61,498	$48,063	$36,599	$34,162	$35,040
Adjusted operating income margin	41.7%	38.3%	32.5%	31.6%	31.7%

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	Three Months Ended
Adjusted Total Operating Expenses:	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024

Total operating expenses	$87,687	$79,962	$77,989	$73,920	$75,657
Deduct: Amortization of intangible assets arising from the Ceres acquisition	(1,434)	—	—	—	—
Deduct: Acquisition-related costs	(317)	(2,409)	(1,967)	—	—
Deduct: Legal and other related expenses covered by insurance	—	—	—	—	(192)
Adjusted total operating expenses	$85,936	$77,553	$76,022	$73,920	$75,465

	Three Months Ended
Adjusted Income Before Income Taxes:	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024

Income before income taxes	$50,463	$29,517	$31,870	$30,368	$34,198
Add back: Amortization of intangible assets arising from the Ceres Acquisition	1,434	—	—	—	—
Add back: Loss on extinguishment of convertible notes	833	13,011	—	—	—
Add back: Increase in fair value of contingent consideration	710	—	—	—	—
Add back: Imputed interest on payable to GBH	377	481	467	455	596
Add back: Acquisition-related costs	317	2,409	1,967	—	—
(Deduct)/add back: Foreign currency remeasurement (gains)/losses on U.S. dollar balances, net of income taxes	(205)	—	1,383	—	—
(Deduct)/add back: (Gains)/losses recognized on investments	(99)	970	(605)	(316)	514
Add back/(deduct): Losses/(gains) on financial instruments owned	10	(1,070)	(1,284)	440	(2,275)
Adjusted income before income taxes	$53,840	$45,318	$33,798	$30,947	$33,033

	Three Months Ended
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025	Mar. 31, 2025	Dec. 31, 2024

Adjusted income before income taxes (above)	$53,840	$45,318	$33,798	$30,947	$33,033
Income tax expense	$10,437	$9,816	$7,093	$5,739	$6,890
Add back/(deduct): Decrease/(increase) in deferred tax asset valuation allowance on capital losses	1,237	24	459	(30)	428
Add back: Tax benefit of intangible asset amortization arising from the Ceres Acquisition	348	—	—	—	—
Add back: Tax benefit arising from extinguishment of convertible notes	328	248	—	—	718
Add back: Tax benefit arising from increase in fair value of contingent consideration	172	—	—	—	—
Add back: Tax benefit on imputed interest	92	117	113	111	145
Add back: Tax benefit on acquisition-related costs	77	585	478	—	—
(Deduct)/add back: Tax (expense)/benefit on foreign currency remeasurement losses on U.S. dollar balances	(64)	—	247	—	—
(Deduct)/add back: Tax (expense)/benefit on (gains)/losses on investments	(24)	236	(147)	(77)	125
Add back/(deduct): Tax benefit/(expense) arising from losses/(gains) on financial instruments owned	2	(260)	(312)	107	(553)
Add back: Tax windfalls upon vesting of stock-based compensation awards	—	76	4	2,083	—
Adjusted income tax expense	$12,605	$10,842	$7,935	$7,933	$7,753
Adjusted effective income tax rate	23.4%	23.9%	23.5%	25.6%	23.5%

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;
•	anticipated levels of inflows into and outflows out of our ETPs;
•	our ability to deliver favorable rates of return to investors;
•	competition in our business;
•	whether we will experience future growth;
•	our ability to develop new products and services and their potential for success;
•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;
•	our ability to successfully implement our strategy relating to digital assets and blockchain-enabled financial services, including WisdomTree Connect™ and WisdomTree Prime®, and achieve its objectives;
•	our ability to successfully operate and expand our business in non-U.S. markets;
•	the effect of laws and regulations that apply to our business;
•	the potential benefits arising from our acquisition of Ceres Partners, LLC, including financial or strategic outcomes; and
•	our ability to successfully implement our strategic goals relating to the acquisition and integrate the acquired business.

Our business is subject to many risks and uncertainties, including without limitation:

•	declining prices of securities, gold and other precious metals and other commodities and changes in interest rates and general market conditions can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;
•	fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to events such as a pandemic or war, geopolitical conflicts, political events, acts of terrorism and other matters beyond our control, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity or increase the cost of borrowing upon a refinancing;
•	competitive pressures could reduce revenues and profit margins;
•	we derive a substantial portion of our revenues from a limited number of products, and, as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;
•	a significant portion of our AUM is held in products with exposure to U.S. and international developed markets, and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;
•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;
•	we face increased operational, regulatory, financial and other risks as a result of conducting our business internationally, and as we expand our digital assets product offerings and services beyond our existing ETP business;
•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline; and
•	we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors.

Additional risks include those associated with the acquisition of Ceres Partners, LLC, including the risk that integration may be more difficult, time-consuming or costly than expected, or that expected benefits (including projected business growth or the ability to raise additional capital into the funds of the acquired business) may not be realized as anticipated. Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in subsequent reports filed with or furnished to the SEC.

14

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

Category: Business Update

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